UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2021

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

(Address of principal executive offices, including zip code)

(902) 482-5729

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 4, 2021, Meta Materials Inc. (“Metamaterial”) and its newly formed subsidiary, 1315115 BC Inc. (“Canco”), a British Columbia corporation, entered into an Arrangement Agreement (the “Agreement”) with Nanotech Security Corp., a British Columbia corporation (“Nanotech”), pursuant to which Canco would acquire all of the outstanding common shares of Nanotech by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), on and subject to the terms and conditions of the Agreement. On October 5, 2021, following the satisfaction of the closing conditions set forth in the Agreement, the Arrangement was completed.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 5, 2021, Metamaterial completed the Arrangement pursuant to the terms of the Agreement. Under the terms of the Agreement, each Nanotech shareholder received cash consideration of Cdn $1.25 per share in exchange for such holder’s Nanotech common shares held immediately prior the effective time of the Arrangement (the “Effective Time”). The Agreement additionally provided for the purchase for cancellation of other outstanding Nanotech convertible securities, such that each security was exchanged for cash consideration, in each case as set forth in the Agreement.

Metamaterial paid the holders of Nanotech securities aggregate cash consideration of approximately $72.2 million (as converted from Canadian into U.S. dollars). Pursuant to the Transaction, Metamaterial acquired approximately 69,854,986 Nanotech common shares (each a “Nanotech Share”) and is now the holder of one hundred percent (100%) of the issued and outstanding Nanotech Shares. Prior to the completion of the Transaction, META did not own any Nanotech Shares.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 8.01. Other Events.

On October 5, 2021 Metamaterial issued a press release announcing the completion of the Arrangement. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Metamaterial intends to file the financial statements of Nanotech required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Metamaterial intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 5, 2021

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

By:	/s/ Kenneth L. Rice
Kenneth L. Rice
Chief Financial Officer

Date: October 8, 2021